Exhibit 3.1


                              CERTIFICATE OF MERGER

                                       of

                           JUPITER MERGER CORPORATION

                                  with and into

                      JOIN HANCOCK FINANCIAL SERVICES, INC.

      Pursuant to Section 251 of the General Corporation Law of the State of Delaware, John Hancock Financial Services, Inc., a Delaware corporation,

      DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations is follows:

              Name                                      State of Incorporation
              ----                                      ----------------------

              John Hancock Financial Services, Inc.     Delaware

              Jupiter Merger Corporation                Delaware

      SECOND: That an Agreement and Plan of Merger, dated as of September 28, 2003, as amended by the First Amendment to Agreement and Plan of Merger, dated as of December 29, 2003 (as amended, the "Merger Agreement"), by and among Manulife Financial Corporation, John Hancock Financial Services, Inc. and Jupiter Merger Corporation, has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with Section 251 of the General Corporation Law of the State of Delaware, and, in the case of Jupiter Merger Corporation, by written consent of its sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware.

      THIRD: That the name of the surviving corporation of the merger of Jupiter Merger Corporation with and into John Hancock Financial Services, Inc. (the "Merger") is John Hancock Financial Services, Inc. (the "Surviving Corporation").

      FOURTH: That, as of the effectiveness of the filing of this Certificate of Merger, the Restated Certificate of Incorporation of John Hancock Financial Services, Inc. shall be amended so as to read in its entirety in the form attached hereto as Annex A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended or modified as provided therein or by applicable law.

      FIFTH: That the executed Merger Agreement is on file at an office of the Surviving Corporation, the address of which is 200 Clarendon Street, Boston, Massachusetts, 02117.

      SIXTH: That a copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: That this Certificate of Merger shall be effective upon filing.

      IN WITNESS WHEREOF, the undersigned has signed this Certificate of Merger, on this 28th day of April, 2004.

                                   JOHN HANCOCK FINANCIAL SERVICES, INC.

                                   By: /s/ David F. D'Alessandro
                                       -------------------------
                                       Name:  David F. D'Alessandro
                                       Title: Chairman, President &
                                              Chief Executive Officer

                                                                         ANNEX A


                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                      JOHN HANCOCK FINANCIAL SERVICES, INC.


                                   ARTICLE I
                               NAME OF CORPORATION

      The name of the corporation is John Hancock Financial Services, Inc. (the "Corporation").

                                   ARTICLE II
                                REGISTERED OFFICE

      The Corporation's registered office in the State of Delaware is at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III
                                     PURPOSE

      The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be engaged under the General Corporation Law of the State of Delaware (the "DGCL").

                                   ARTICLE IV
                                      STOCK

      Section 1. Authorized Capital Stock. The aggregate number of shares of stock that the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, of common stock (the "Common Stock") and one share of redeemable preferred stock, par value $.01 per share (the "Preferred Stock"), designated as "Redeemable Preferred Stock," which shall have such powers, privileges, rights and limitations as set forth in Section 2 of this Article IV.

      Section 2. Powers, Privileges, Rights and Limitations of Redeemable Preferred Stock.

            a. Dividends or Distributions. Each holder of shares of issued and outstanding Redeemable Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as the Board of Directors shall declare from time to time. Dividends declared on the Redeemable Preferred Stock shall be cumulative. The Redeemable Preferred Stock shall rank pari passu with the Common Stock with respect to dividends and distributions.

            b. No Voting Rights. The holders of shares of Redeemable Preferred Stock shall have no voting rights except as otherwise required by the DGCL.

            c. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, each share of Redeemable Preferred Stock entitles the holder thereof to receive and to be paid out of the assets of the Corporation available for distribution, before any distribution or payment may be made to a holder of any shares of capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Redeemable Preferred Stock an amount in cash per share equal to the sum of (a) $100 per whole share plus (b) all declared but unpaid dividends on such share of Redeemable Preferred Stock. After payment to the holders of Redeemable Preferred Stock of the full amount to which they are entitled pursuant to this subparagraph 2(c), the holders of Redeemable Preferred Stock as such will have no right or claim to any of the assets of the Corporation. The Redeemable Preferred Stock shall rank senior to the Common Stock with respect to liquidation, dissolution or winding up.

            d. Redemption; No Sinking Fund.

                  (i) The shares of Redeemable Preferred Stock shall be subject to redemption at any time at the option of the Corporation for an amount in cash per share equal to the sum of (x) $100 per whole share plus (y) all declared but unpaid dividends on such share of Redeemable Preferred Stock.

                  (ii) The shares of Redeemable Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

            e. Reacquired Shares. Any shares of Redeemable Preferred Stock purchased or otherwise reacquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the purchase or acquisition thereof.

      Section 3. Powers, Privileges, Rights and Limitations of Common Stock.

            a. Dividends or Distributions. Each holder of shares of issued and outstanding Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, such dividends as the Board of Directors shall declare from time to time.

            b. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote per share on all matters on which stockholders are entitled to vote.

            c. Liquidation Rights. Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of Common Stock shall be entitled to share equally in the assets of the Corporation available for distribution, after payment in full of the liquidation preferences payable with respect to the holders of the Redeemable Preferred Stock.

                                    ARTICLE V
                             LIABILITY OF DIRECTORS

      Section 1. General. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

      Section 2. Repeal or Modification. Any repeal or modification of this
ARTICLE V by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation in respect of any act or omission occurring prior to the time of such repeal or modification. If the DGCL is amended after the filing of this Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                                   ARTICLE VI
                              AMENDMENTS TO BY-LAWS

      The Board of Directors shall have the power to adopt, amend, alter or repeal the By-Laws of the Corporation; provided that the stockholders shall have the power to amend, alter or repeal any By-Laws, whether or not made by the Board of Directors, and to enact By-Laws which if so provided therein shall not be rescinded, altered, amended or repealed by the Board of Directors.

                                   ARTICLE VII
                                    AMENDMENT

      The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors (in the present form of this Restated Certificate of Incorporation or as hereafter amended) are granted subject to this reservation.